FG GROUP HOLDINGS INC.

NYSE American: FGH

THIRD QUARTER 2023 RESULTS

Forward-Looking Statements and Non-GAAP Financial Measures

This presentation may include forward-looking statements. Any statements contained herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. The forward-looking statements included herein include or may include, but are not limited to, statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as "achieve," "forecast," "plan," "propose," "strategy," "envision," "hope," "will," "continue," "potential," "expect," "believe," "anticipate," "project," "estimate," "predict," "intend," "should," "could," "may," "might," or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this presentation that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future. Forward-looking statements involve a number of known and unknown risks and uncertainties, including, but not limited to, those discussed in the "Risk Factors" section contained in Part I, Item 1A in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, as filed with the Securities and Exchange Commission and in our other public filings with the Securities and Exchange Commission. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. New risk factors emerge from time-to-time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

This presentation also contains references to non-GAAP financial measures. In addition to adjusting net income (loss) to exclude income taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes stock-based compensation, fair value adjustments, severance, equity method income (loss), foreign currency transaction gains (losses), transactional expenses and other cash and non-cash charges and gains. Adjusted EBITDA is used internally in planning and evaluating the Company's operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company's operations that, when coupled with the GAAP results, provides a more complete understanding of the Company's financial results. Adjusted EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company's performance. Adjusted EBITDA has limitations as analytical tools, and you should not consider it in isolation, or as substitutes for analysis of our results as reported under GAAP, including: (i) it does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, our working capital needs, (iii) it does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

FG Group Holdings At-A-Glance

STRONG GLOBAL ENTERTAINMENT | GREENFIRST FOREST PRODUCTS | FIREFLY | FG FINANCIAL GROUP INC. | Real Estate Holdings

Controlling Interest

Trusted brand deeply embedded in the global entertainment industry; industry leader in screens and services

Minority Equity Holdings

Top-ten lumber producer in Canada

Fast growing street-level digital media platform

Reinsurance and asset management holding company

Commercial Real Estate

Valuable land and buildings - US & Canada

FGH Q3 2023 Highlights

- Strong Global Entertainment (SGE) continuing to grow organically and through M&A
  - **Premium and laser upgrades** driving organic growth
  - **Non-cinema expansion** – content, immersive
  - **M&A** – 2 acquisitions completed post separation

- Equity Holdings continuing to execute on their operating plans
  - **GreenFirst** monetizing assets; streamlining Ontario operations
  - **Firefly** continuing to expand digital footprint
  - **FG Financial** expanding its reinsurance business, merchant banking

STRONG GLOBAL ENTERTAINMENT

STRONG MDI SCREENS — STRONG TECHNICAL SERVICES — STRONG STUDIOS

Proprietary premium screen technology

- Premium screen supplier to cinema industry
- Immersive entertainment
- Non-cinema applications
- Geographic expansion

End-to-end cinema solutions provider

- Largest field service organization in U.S.
- Deeply embedded in the industry

Content origination, development & production

- Long-form content development
- IP portfolio

Short-form production services

- Commercial shoots – fee for service
- Repeatable revenue and EBITDA growth

SGE Q3 2023 Highlights

Continuing to Execute on Operating Plans

- **Strong Momentum**
  - YoY revenue increases across business
  - Premiumization driving growth in screens & services
  - Valued partner of worldwide industry leaders
- **Next Generation Technology - Competitive Advantage**
  - Laser upgrades providing multi-year growth catalyst
  - Immersive creating meaningful non-cinema revenues
- **Scale through M&A; 2 acquisitions since IPO:**
  1. Recently announced **acquisition of Innovative Cinema Solutions** expands service offerings
  2. **Acquisition of Unbounded Media Corporation** accelerates Strong Studios' production services

Growth Continues Across Business

16% Screen Sales YoY Increase	**32%** Cinema Services Revenue YoY Increase
68% Installation Revenue YoY Increase	**18%** Field Maintenance/ Monitoring Revenue YoY Increase

STRONG GLOBAL ENTERTAINMENT

Cinema Industry Is Rebounding and Evolving

Apple[1] and Amazon[2] have each announced plans to spend $1 billion a year on theatrical releases



Taylor Swift's 'Eras Tour' film is the highest-grossing concert movie of all time and the first concert movie to remain No. 1 on the US box office for two weeks[3]


RENAISSANCE
A FILM BY BEYONCÉ

'Renaissance: a Film by Beyonce' will hit theaters on December 1st. First day pre-sales are reported to be ~$6-$7 Million[4]

1 - *Bloomberg*, March 2023
2 - *CNBC*, November 2022
3 – ScreenRant, October 2023
4 – Deadline, October 3, 2023

SGE - Completed 2 Acquisitions Since IPO




Innovative Cinema Solutions

- **Acquisition of Unbounded Media Corporation (UMC)**[1], a premiere video production services agency, **strengthens Strong Studios' portfolio and range of multi-disciplined content and services**
- Focus on short-form content services **expected to add predictive revenue streams and accelerate production services** capabilities and expansion

---

- **SGE recently acquired Innovative Cinema Solutions (ICS)[2],** a full-service provider of technical services and solutions to national cinema chains
- In 2022, ICS reported **$6 million in revenue** - adds scale and expands the capabilities of our Technical Services Group

1 - SGE news release, Sept. 13, 2023
2 – SGE news release, Nov. 7, 2023

EQUITY HOLDINGS


GREENFIRST
FOREST PRODUCTS
TSX:GFP

World-Class Forest Products Company

- Monetizing non-core operations and assets:
  - Strengthening balance sheet and focusing on highest value operations
- Announced the **reduction of its softwood lumber duty deposit rate from 20.23% to 7.99%** which will directly improve the Company's earnings and free cash flow:
  - Expected **reimbursement of an overpayment of duties of US $21 million**
- Focused on **reducing overhead and operational costs while increasing efficiencies**
- Recently announced the **appointment of Joel Fournier as new CEO**, a seasoned executive with over two decades of hands-on experience in lumber mills in both Eastern and Western Canada

[1] GreenFirst news release, 11.06.23

FG FINANCIAL GROUP INC.

NASDAQ: FGF, FGFPP

Growing Reinsurance and Merchant Banking Business

- **Reinsurance business performing well**
  - Patiently growing portfolio of collateralized and loss-capped contracts
  - Net premiums in Q2 grew to **$3.7 million**

- **Growing Merchant Banking platform**
  - Completed third DE-SPAC: FG Merger SPAC completed business combination with **iCoreConnect**
  - Building **FG Communities** and **Craveworthy** brands

FIREFLY


47°
currently
pizza weather
caviar
METERED
FARE

Leading Next Generation Mobility Advertising Network

- Leading provider of mobility-based digital out of home (DOOH) media solutions
- Proprietary screens empower brands to efficiently engage consumers in **major markets**
- **Expanding international reach** – Recently announced expansions into UK, Canada, Abu Dabi markets
- Recently helped drive significant lift in vehicle sales proving that Firefly is the **next step in full-funnel measurement attribution for the DOOH space**[1]
- **DOOH Market is projected to reach US$58.7 billion by 2030**, at a CAGR of 11.6% during the forecast period 2023-2030[2]

Preferred shares valued at $13M[3]

FGH is one of their largest shareholders with Google Ventures and NFX

[1] Firefly news release, 05.18.23
[2] Contrive Datum Insights, 03.15.23
[3] As of 9.30.23

FINANCIAL REVIEW

Consolidated Financial Summary

($ in thousands)

	Q3 '23	Q3 '22	Favorable (Unfavorable)	Favorable (Unfavorable) %
Revenue	$ 11,094	$ 10,274	$ 820	8.0 %
Gross profit	3,106	2,740	366	13.4 %
Gross margin %	28.0%	26.7%	1.3%	
SG&A	3,848	3,032	(816)	(26.9)%
Loss from operations	(742)	(292)	(450)	(154.1)%
Loss on equity holdings	(976)	(1,301)	325	(25.0)%
Loss from equity method holdings	(1,668)	(798)	(870)	(109.0)%
Net loss attributable to FG Group Holdings	(3,321)	(2,199)	(1,122)	(51.0)%
Adjusted EBITDA	(4)	197	(201)	(102.0)%

- Revenue increase due to $0.3 million of higher revenue from product sales (screen sales and immersive flooring project) and a $0.7 million increase in service revenue (installation and field maintenance/monitoring)
- Gross margin increase primarily due cinema services, including installation services
- SGE incurred higher general and administrative expenses in connection with operating as a public company following its IPO in May 2023

*See Non-GAAP reconciliation to GAAP equivalent in appendix

Balance Sheet

($ in thousands)

	09/30/23	12/31/22
Assets		
Cash and cash equivalents and restricted cash	$ 3,472	$ 3,789
Other current assets	12,775	14,427
Equity holdings	27,450	37,522
Film and television programming rights, net	8,205	1,501
Goodwill and intangible assets	2,049	887
Other long-term assets	13,529	13,627
Total assets	**$ 67,480**	**$ 71,753**
Liabilities		
Accounts payable & accrued expenses	$ 11,448	$ 9,542
Deferred revenue and customer deposits	1,541	1,787
Short-term debt	5,206	2,510
Long-term debt	5,138	5,220
Lease liabilities	1,353	1,040
Other liabilities	4,512	4,956
Total liabilities	**$ 29,198**	**$ 25,055**
Stockholders' equity	**$ 38,282**	**$ 46,698**
Total liabilities and stockholders' equity	**$ 67,480**	**$ 71,753**

Summary

- Strong Global Entertainment (SGE) continuing to grow organically and through M&A
  - **Premium and laser upgrades** driving organic growth
  - **Non-cinema expansion** – content, immersive
  - **M&A** – 2 acquisitions completed post separation

- Equity Holdings continuing to execute on their operating plans
  - **GreenFirst** monetizing assets; streamlining Ontario operations
  - **Firefly** continuing to expand digital footprint
  - **FG Financial** expanding its reinsurance business, merchant banking

APPENDIX

Reconciliation of Net Loss to Adjusted EBITDA

($ in thousands)

	Three Months Ended September 30,	
	2023	2022
Net loss	$ (3,325)	$ (2,199)
Interest expense, net	183	91
Income tax (benefit) expense	(101)	245
Depreciation and amortization	292	336
EBITDA	(2,951)	(1,527)
Stock-based compensation expense	378	142
Equity method holding loss	1,668	798
Loss on equity holdings	976	1,301
Transaction related expenses	42	-
Foreign currency transaction gain	(124)	(517)
Severance and other	7	-
Adjusted EBITDA	$ (4)	$ 197